Exhibit 32.2

10-Q Exhibit 32.2: Certifications Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of iShares® COMEX® Gold Trust (the “Trust”) on Form 10-Q for the quarter ended June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael A. Latham, Chief Financial Officer of Barclays Global Investors International, Inc., the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust at the dates and for the periods indicated.

Date: August 6, 2009

/s/ Michael A. Latham
Michael A. Latham *
Chief Financial Officer
(Principal financial officer)

*	The Registrant is a trust and Mr. Latham is signing in his capacity as an officer of Barclays Global Investors International, Inc., the Sponsor of the Registrant.